UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 9, 2017

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 810

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 8 – Other Events

Item 8.01 Other Events.

Issuance of Eleventh Patent on its ChromaID™ technology

On May 9, 2017, Visualant, Incorporated (the “Company”), an emerging leader in next-generation optical sensor technology, announced that it had received its eleventh patent relating to its ChromaID™ technology.

The Company’s recently announced Joint Development Agreement with Biomedx, which is focused on the properties of human skin, falls squarely within the scope of the newly issued patent. That agreement provides for the use of ChromaID to analyze collagen and elastin as an aid in plastic reconstructive and cosmetic surgery.

The patent, issued by the United States Patent and Trademark Office as US Patent No. 9,625,371 B2, is entitled “Method, Apparatus, and Article to Facilitate Evaluation of Substances Using Electromagnetic Energy.”

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

99.1	Press Release of Visualant, Inc. dated May 9, 2017 related to the eleventh patent award for the ChromaID™ technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Ronald P. Erickson
Ronald P. Erickson CEO

July 13, 2017